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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-90063, 333-90057 and 333-97567 of Atlantic American Corporation on Form S-8 of our report dated March 31, 2006 relating to the consolidated financial statements and financial statement schedules of Atlantic American Corporation appearing in this Annual Report on Form 10-K of Atlantic American Corporation for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Atlanta, Georgia

March 31, 2006